UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2006

ETRIALS WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

CEA Acquisition Corporation

101 East Kennedy Boulevard, Suite 3300

Tampa, Florida 33602

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 9, 2006, etrials Acquisition, Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of CEA Acquisition Corporation (“CEA”), consummated a merger with etrials Worldwide, Inc., a Delaware corporation (“etrials”), in which etrials became a wholly owned subsidiary of CEA, pursuant to the Agreement and Plan of Merger dated August 22, 2005, as amended, (“Merger Agreement”) among CEA, Merger Sub, etrials and certain stockholders of etrials.

Upon the Closing, CEA changed its name to etrials Worldwide, Inc. and is hereinafter referred to as the “Company.” More than $ 20 million held in trust was released upon consummation of the merger to be used by the combined company. As a result of the merger, the stockholders of etrials will receive 7,446,360 shares of CEAC common stock and CEAC warrants to purchase an additional 4,250,000 shares. CEAC will then have 12,346,360 shares and 12,350,000 warrants outstanding. None of the shares of Common Stock issued in the merger will be tradeable on the public market until August 2006, after which shares will become tradeable in installments, subject to indemnification and other conditions more fully described in the Company’s registration statement on Form S-4. 1,400,000 of the shares issued to the etrials stockholders and 166,250 shares owned by pre-merger management of CEA will be cancelled, if by February 19, 2008 the market price of the Common Stock is not at least $7.00, calculated as described in the Company’s Form S-4 registration statement. The warrants issued in the merger are immediately tradeable.

On February 9, 2006, CEA and etrials issued a press release announcing the closing of the transaction (“Closing”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

In connection with the approval of the above described transaction, the CEA stockholders adopted (i) an amendment to the Certificate of Incorporation of CEA to change the name of CEA from CEA Acquisition Corporation to etrials Worldwide, Inc., (ii) an amendment to the Certificate of Incorporation of CEA to increase the number of authorized shares of CEA common stock from 20,000,000 to 50,000,000, (iii) an amendment to the Certificate of Incorporation of CEA to remove the preamble and Sections A through D, inclusive, of Article Sixth from the Certificate of Incorporation from and after the closing of the merger, and to redisgnate Section E of Article Sixth as Article Sixth and (iv) the CEA 2005 Performance Equity Plan, which reserves a total of 2,100,000 shares of common stock for issuance in accordance with the plan’s terms.

The Company intends to file a more detailed Form 8-K about the merger within four (4) business days after the merger closing.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release announcing the merger closing dated February 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2006	etrials Worldwide, Inc.

	By:	/s/ John K. Cline
	Name:	John K. Cline
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release announcing the merger closing dated February 9, 2006.

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